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                                                                   Exhibit 14



           Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Initial Registration Statement (Form N-6 for Lincoln Momentum VULONE and Lincoln Momentum VULONE 2005) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M, (c) March 19, 2007, with respect to the 2006 financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007 with respect to the 2006 supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).


                                                           /s/ Ernst & Young LLP
Fort Wayne, Indiana
April 2, 2007